UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Date of report (date of earliest event reported): November 17, 2023 of the Securities Exchange Act of 1934

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, it was determined by the Board of Directors of Dawson Geophysical Company (the “Company”) that the employment of (i) James K. Brata, the Company’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer; (ii) Stephen C. Jumper, the Company’s President and Chief Executive Officer; and (iii) C. Ray Tobias, the Company’s Chief Operating Officer and Executive Vice President would terminate (the “Terminations”) on December 20, 2023 (the “Termination Date”).

In connection with the Terminations, effective as of November 20, 2023 as appointed by the Board of Directors of the Company: (x) Anthony Clark will serve as the Company’s President and Chief Executive Officer, (y) Ray Mays will serve as the Company’s Chief Operating Officer, and (z) Ian Shaw will serve as the Company’s Chief Financial Officer (together, the “Executives”). Mr. Shaw will provide fractional services to the Company while remaining an employee of Wilks Brothers, LLC.

Biographical information regarding Mr. Clark, age 66, is set forth in the Company's proxy statement for its 2023 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on November 8, 2023, and such information is incorporated by reference herein.

Mr. Mays, age 66, joined the Company in April 2023 as part of the asset purchase of Breckenridge Geophysical where he served as Vice President from April 2021 to April 2023. Prior to that, he worked in management roles with companies including Exxon Mobil Corporation, Halliburton Company and CGG Veritas Services Holding (US) Inc. Mr. Mays has both domestic and international experience working highland, transition and heli-portable in some of the most remote and challenging regions around the world.

Mr. Shaw, age 40, currently is the Vice President of Accounting and Finance of Wilks Brothers, LLC, a family office which has made and holds significant public and private market investments across diversified industries with significant experience in oilfield services. Prior to his position with Wilks Brothers, LLC, Mr. Shaw was the Principal Financial Officer of Approach Resources Inc., a public E&P company and spent 8 years at Ernst & Young in the audit practice. He’s earned a Masters degree in accounting from Texas Christian University and is a Certified Public Accountant in Texas.

No arrangement or understanding exists between any of the Executives and any other person pursuant to which any of the Executives was selected. There have been no related party transactions between the Company or any of its subsidiaries and any of the Executives reportable under Item 404(a) of Regulation S-K. None of the Executives have a family relationship with any of the Company's directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: November 22, 2023	By:	/s/ Ian Shaw
Ian Shaw
Chief Financial Officer